                                                                      Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-57972 of Cray Inc., formerly known as Tera Computer Company, on Form S-3/A of our report dated February 9, 2001 (March 28, 2001 as to Note 15) appearing in the Annual Report on Form 10-K of Cray Inc. for the year ended December 31, 2000, and of our report dated June 15, 2000, which expresses an unqualified opinion and includes an explanatory paragraph describing the expense allocations by Silicon Graphics, Inc. appearing in the statement of assets acquired and liabilities assumed of the Cray Research business unit of Silicon Graphics, Inc. as of March 31, 2000, and the statements of revenue and direct operating expenses for the years ended June 30, 1998 and 1999, and the nine-month period ended March 31, 2000, included in Form 8-K/A of Cray Inc. filed on June 16, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

DELOITTE & TOUCHE LLP

Seattle, Washington
July 27, 2001